EXHIBIT 32
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER
PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

Exhibit 32
Certification pursuant to
18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
Richard J. Jarosinski, President and Chief Executive Officer, and John N. Pesarsick, Chief Financial Officer of Portec Rail Products, Inc. (the “Company”) each certify in his capacity as an officer of the Company that he has reviewed the annual report of the Company on Form 10-K for the fiscal year ended December 31, 2007 and that to the best of his knowledge:
(1)	the annual report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

(2)	the information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of the Company.
The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

March 14, 2008	/s/ Richard J. Jarosinski
Date	Richard J. Jarosinski, President and Chief Executive Officer

March 14, 2008	/s/ John N. Pesarsick
Date	John N. Pesarsick, Chief Financial Officer